Page 56 of 81 Pages

                          FUTURELINK DISTRIBUTION CORP.

      SUBSCRIPTION AGREEMENT made as of this __th day of _____, 1999 between FutureLink Distribution Corp., a corporation organized under the laws of the State of Colorado with offices at 300, 250-6 Avenue SW, Calgary, AB Canada T2P 3H7 (the "Company") and the undersigned (the "Subscriber").

            WHEREAS, the Company desires to issue in a private placement (this "Offering") a minimum of 20 (the "Minimum Offering") and a maximum of 40 (the "Maximum Offering") units ("Units") in a private placement in accordance with an exemption provided by Regulation D from the registration provisions of the Securities Act of 1933 (the "Act"), each Unit consisting of $250,000 principal amount of 8% senior subordinated convertible promissory notes (the "Notes") in the form attached as Exhibit (vi) to the Confidential Term Sheet dated July 1, 1999 (the "Term Sheet") and 37,500 two-year common stock purchase warrants (the "Warrants") in the form attached as Exhibit (vii) to the Term Sheet on the terms and conditions hereinafter set forth and the Subscriber desires to acquire the number of Units set forth on the signature page hereof; and

      WHEREAS, subsequent to this Offering the Company expects to undertake a private placement of equity securities;

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

      I.    SUBSCRIPTION FOR UNITS AND REPRESENTATIONS BY AND COVENANTS OF
            SUBSCRIBER

            1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Units as is set forth upon the signature page hereof at a price equal to $250,000 per Unit, and the Company agrees to sell such Units to the Subscriber for said purchase price subject to the Company's right to sell to the Subscriber such lesser number of Units as the Company may, in its sole discretion, deem necessary or desirable. The purchase price is payable by certified or bank check made payable to United States Trust Company of New York, as Escrow Agent for FutureLink Distribution Corp., or by wire transfer of funds, contemporaneously with the execution and delivery of this Subscription Agreement. The Subscriber understands however, that this purchase of Units is contingent upon the Company having received and accepted subscriptions in the minimum amount of $5,000,000 prior to the Termination Date as defined in Article III hereof.

            1.2 The Subscriber recognizes that the purchase of Units involves a high degree of risk in that (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Units; (ii) he may not be able to liquidate his investment; (iii) transferability of the securities comprising the Units is extremely limited; and (iv) an investor could suffer the loss of his entire investment, as well as other risk factors as more fully set forth herein and in the Term Sheet and the exhibits thereto.

                                                             Page 57 of 81 Pages


            1.3 The Subscriber represents and warrants that he is an "accredited investor" as such term in defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the "Act"), as indicated by his responses to the Investor Questionnaire, and that he is able to bear the economic risk of an investment in the Units. The Subscriber further represents and warrants that the information furnished in the Investor Questionnaire is accurate and complete in all material respects.

            1.4 The Subscriber acknowledges that he has prior investment experience, including investment in non-listed and non-registered securities and that he recognizes the highly speculative nature of this investment.

            1.5 The Subscriber acknowledges receipt and careful review of the Term Sheet and all exhibits thereto and other documents furnished in connection with this transaction (collectively, the "Offering Documents") and hereby represents that he has been furnished by the Company during the course of this transaction with all information regarding the Company which he has requested or desires to know and that he has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of this Offering.

            1.6 The Subscriber acknowledges that this Offering may involve tax consequences (including, but not limited to, the possible need to recognize interest income relating to the Warrants) and that the contents of the Offering Documents do not contain tax advice or information. The Subscriber acknowledges that he must retain his own professional advisors to evaluate the tax and other consequences of an investment in the Units.

            1.7 The Subscriber acknowledges that this Offering has not been reviewed by the United States Securities and Exchange Commission ("SEC") because of the Company's representations that this is intended to be a nonpublic offering pursuant to Sections 4(2) or 3(b) of the Act. The Subscriber represents that the Notes and Warrants comprising his Units are being purchased for his own account, for investment and not for distribution or resale to others. The Subscriber agrees that he will not sell or otherwise transfer the Notes or the Warrants unless they are registered under the Act or unless an exemption from such registration is available.

            1.8 The Subscriber understands that Rule 144 (the "Rule")
promulgated under the Act requires, among other conditions, a one year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act. The Subscriber understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning the Company, as is required by the Rule as one of the conditions of its availability. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register the securities comprising the Units under the Act, with the exception of certain registration rights set forth in
Article IV herein. The Subscriber consents that the Company may, if it desires, permit the transfer of the Notes, the shares of Common Stock issuable upon conversion of the Notes (the "Conversion Shares"), the Warrants or the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") out of his name only when his request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale
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                                                             Page 58 of 81 Pages


nor the proposed transfer results in a violation of the Act or any applicable state "blue sky" laws (collectively "Securities Laws").

            1.9 The Subscriber hereby agrees not to sell, transfer or otherwise dispose of the Warrant Shares or the Conversion Shares for such period of time (not to exceed one year) after completion by the Company of a public offering of its securities as the managing underwriter for such offering may request in writing and Commonwealth Associates L.P. may agree to; provided that in no event shall the term of such lock-up exceed that agreed to by the officers, directors and principal stockholders of the Company.

            1.10 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Notes, the Warrants, the Warrant Shares and the Conversion Shares stating that they have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof.

            1.11 The Subscriber acknowledges that if he is a Registered Representative of an NASD member firm, he must give such firm the notice required by the NASD's Rules of Fair Practice, receipt of which must be acknowledged by such firm on the signature page hereof.

            1.12 If the undersigned Subscriber is a partnership, corporation, trust or other entity, such partnership, corporation, trust or other entity further represents and warrants that: (i) it was not formed for the purpose of investing in the Company; (ii) it is authorized and otherwise duly qualified to purchase and hold the Units; and (iii) that this Subscription Agreement has been duly and validly authorized, executed and delivered constitutes the legal, binding and enforceable obligation of the undersigned.

      II. REPRESENTATIONS BY THE COMPANY

            2.1 The Company represents and warrants to the Subscriber that prior to the consummation of this Offering and at the Closing Date:

                  (a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Colorado and has the corporate power to conduct the business which it conducts and proposes to conduct.

                  (b) The execution, delivery and performance of this Subscription Agreement by the Company will have been duly approved by the Board of Directors of the Company and all other actions required to authorize and effect the offer and sale of the Units and the securities contained therein will have been duly taken and approved.

                  (c) The Notes and Warrants have been duly and validly authorized and when issued and paid for in accordance with the terms hereof, will be duly and validly issued and fully paid and non assessable.

                  (d) The Company will at all times have authorized and reserved a sufficient number of Conversion Shares and Warrant Shares to provide for conversion of the Notes and exercise of the Warrants.

                                                             Page 59 of 81 Pages


                  (e) The Company has obtained, or is in the process of obtaining, all licenses, permits and other governmental authorizations necessary to the conduct of its business; such licenses, permits and other governmental authorizations obtained are in full force and effect; and the Company is in all material respects complying therewith.

                  (f) The Company knows of no pending or threatened legal or governmental proceedings to which the Company is a party which could materially adversely affect the business, property, financial condition or operations of the Company.

                  (g) The Company is not in violation of or default under, nor will the execution and delivery of this Subscription Agreement, the issuance of the Notes or the Warrants, and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated, result in a violation of, or constitute a default under, the Company's articles of incorporation or by-laws, any material obligations, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or any material order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality or court, domestic or foreign.

      III. TERMS OF SUBSCRIPTION

            3.1 The subscription period will begin as of July 1, 1999 and will terminate at 11:59 PM Eastern time on July 31, 1999; provided, however, that if the Minimum Offering is sold by such date, the subscription period will continue until August 31, 1999, unless extended by the Company and the Placement Agent for up to an additional 30 days (the "Termination Date"). Such extension may be effected without notice to the Subscribers. Of the Units, 20 will be offered on a "best efforts-all or none" basis and the remaining 20 Units will be offered on a "best-efforts" basis.

            3.2 Placement of the Units will be made by the Placement Agent which will receive (i) a commission equal to 9% of the gross proceeds from the sale of the Units; (ii) reimbursement of up to $50,000 of accountable expenses (exclusive of up to $12,000 for blue sky fees and disbursements and $20,000 of Placement Agent's counsel fees and disbursements which shall also be reimbursable by the Company); and (iii) warrants to purchase that number of shares of Common Stock as equals 10% of the Warrant Shares issuable upon exercise of the Warrants sold in the Offering (the Agent's Warrants). The Agent's Warrants will be substantially identical to the Warrants included in the Units except that they will not be subject to redemption by the Company.

            3.3 Pending the sale of the Units, all funds paid hereunder shall be deposited by the Company in escrow with United States Trust Company of New York. If the Company shall not have obtained subscriptions (including this subscription) for purchases of 20 Units for an aggregate purchase price of $5,000,000 on or before the Termination Date, then this subscription shall be void and all funds paid hereunder by the Subscriber, without interest, shall be promptly returned to the Subscriber, subject to paragraph 3.5 hereof. If 20 Units are sold at or prior to the Termination Date, then all subscription proceeds shall be paid over to the Company within 10 days thereafter at an initial closing (the "Initial Closing"). In such event, placements of additional Units may continue until the

                                                             Page 60 of 81 Pages


Termination Date, with subsequent releases of funds to be at the mutual consent of the Company and the Placement Agent.

            3.4 The Subscriber hereby authorizes and directs the Company to deliver certificates representing the securities to be issued to such Subscriber pursuant to this Subscription Agreement either (a) to the residential or business address indicated in the Investor Questionnaire or (b) directly to the Subscriber's account maintained with the Placement Agent, if any.

            3.5 The Subscriber hereby authorizes and directs the Company to return any funds for unaccepted subscriptions to the same account from which the funds were drawn, including any customer account maintained with the Placement Agent.

            3.6 If the Subscriber is not a United States person, such Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the securities comprising the Units or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the securities comprising the Units. Such Subscriber's subscription and payment for, and his or her continued beneficial ownership of the Units, will not violate any applicable securities or other laws of the Subscriber's jurisdiction.

      IV. REGISTRATION RIGHTS

            4.1 Required Registration. The Company hereby agrees with the holders of the Notes, the Warrants and the Warrant Shares or their transferees (collectively, the "Holders") to include the Warrant Shares in the registration statement to be filed with the SEC covering the resale of the securities sold by the Company in its private placement in May 1999. The Company hereby agrees with the Holders to file a registration statement with the SEC covering the resale of the Conversion Shares (if the notes have not been converted) on Form S-1 or such other form as the Company desires, pursuant to the Act within nine months of the Initial Closing Date, and to use its best efforts to cause such registration to become effective as soon as practicable thereafter.

      The Company shall pay the expenses described in Section 4.3 for the registration statements filed pursuant to this Section 4.1, except for underwriting discounts and commissions and legal fees of the Holders, which shall be borne by the Holders.

        4.2 Registration Procedures. If and whenever the Company is required by the provisions of Section 4.1 to effect the registration of Registrable Shares under the Act, the Company will:

            (a) prepare and file with the SEC a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective until the Registrable Shares are freely salable without the volume limitations of Rule 144;

            (b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration
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                                                             Page 61 of 81 Pages


statement effective until the Registrable Shares are freely salable without the volume limitations of Rule 144;

            (c) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

            (d) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

            (e) notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

            (f) notify the Placement Agent promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

            (g) prepare and file with the SEC, promptly upon the request of any such Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders (and concurred in by counsel for the Company), is required under the Act or the rules and regulations thereunder in connection with the distribution of the Registrable Shares by such Holders;

            (h) prepare and promptly file with the SEC and promptly notify such Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

            (i) advise such Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

      4.3 Expenses.

            (a) With respect to the registration required pursuant to Section
4.1 hereof, all fees, costs and expenses of and incidental to such registration, inclusion and public offering (as specified in paragraph (b) below) in connection therewith shall be borne by the Company, provided,

                                                             Page 62 of 81 Pages


however, that Holders participating in such registration shall bear their pro rata share of the underwriting discount and commissions and transfer taxes.

            (b) The fees, costs and expenses of registration to be borne by the Company as provided in paragraph (a) above shall include, without limitation, all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (except as provided in 4.3(a) above). Fees and disbursements of counsel and accountants for the participating Holders and any other expenses incurred by the participating Holders not expressly included above shall be borne by the such Holders.

      4.4 Indemnification.

            (a) The Company will indemnify and hold harmless each Holder of Registrable Shares which are included in a registration statement pursuant to the provisions of Section 4.1 hereof, its directors and officers, and any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or such underwriter within the meaning of the Act, from and against, and will reimburse such Holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such Holder, its directors and officers, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

            (b) Each Holder of Registrable Shares included in a registration pursuant to the provisions of Section 4.1 hereof will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in conformity with written information furnished by or on behalf of such Holder specifically for use in the preparation thereof.
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                                                             Page 63 of 81 Pages


            (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 4.4 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph
(a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnified party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

      V. INVESTMENT IN SUBSEQUENT PRIVATE PLACEMENT

            5.1 The Subscriber acknowledges and agrees that pursuant to the terms of the Notes, if the Company completes a private placement of its debt or equity securities resulting in gross proceeds to the Company of at least $15,000,000 (exclusive of Note conversions pursuant to this paragrph) and the terms of such placement are consented to by Commonwealth Associates L.P. and a committee of Noteholders holding in the aggregate not less than 10% of the outstanding Principal Amount of the Notes to be designated by Commonwealth (a "Subsequent Conversion Placement"), the principal amount of the Subscriber's Notes will be converted into an investment by the Subscriber in the securities sold in the Subsequent Conversion Placement.

            5.2 The Subscriber agrees that its investment in the Subsequent Conversion Placement will be made without any further action on the part of the Subscriber; however, the Subscriber agrees to execute and deliver all documents reasonably requested by the Company to effectuate such investment.

            5.3 The Subscriber understands that the Company will rely on the representations and warranties of the Subscriber contained in this Subscription Agreement and the Investor Questionnaire in connection with the Subscriber's investment in the Subsequent Conversion Placement.

                                                             Page 64 of 81 Pages


      VI. MISCELLANEOUS

            6.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its registered office, 300, 250-6 Avenue SW, Calgary, AB Canada T2P 3H7, Attention: Chief Financial Officer and to the Subscriber at his address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address and notices sent from outside the continental United States, which shall be deemed to have been given when received.

            6.2 This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Subscription Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

            6.3 This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

            6.4 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Subscription Agreement shall be adjudicated before a court located in New York City and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Subscription Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

            6.5 This Subscription Agreement may be executed in counterparts. Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Units as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or to delete other persons as subscribers.

            6.6 The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

            6.7 It is agreed that a waiver by either party of a breach of any provision of this
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                                                             Page 65 of 81 Pages


Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

            6.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

            6.9 The Company agrees not to disclose the names, addresses or any other information about the Subscribers, except as required by law, provided, that the Company may use information relating to the Subscriber in any registration statement under the Act with respect to the Warrant Shares.

VI. BLUE SKY LEGENDS

            Connecticut The undersigned acknowledges that the Securities have not been registered under the Connecticut Uniform Securities Act, as amended (the "Act") and are subject to restrictions on transferability and sale of securities as set forth herein. The undersigned hereby agrees that such Securities will not be transferred or sold without registration under the Act or exemption therefrom.

            Pennsylvania The undersigned hereby acknowledges that the Issuer is relying upon the exemption from registration of securities set forth in Section 203(d) of the Pennsylvania Securities Act of 1972, as amended (the "Pennsylvania Act") in connection with the sale of the Securities to the undersigned.

            In accordance with the requirements of Section 203(d) of the Pennsylvania Act, the undersigned hereby agrees not to sell his Securities within twelve (12) months from the date of purchase except pursuant to Section
204.01 of the Blue Sky Regulations of the Pennsylvania Securities Act of 1972. Additionally, the undersigned is aware of the right of withdrawal under Section 207(m) of the Act.

            Texas The undersigned hereby acknowledges that the Securities cannot be sold unless they are subsequently registered under the Securities Act of 1933, as amended, and the Texas Securities Act, or an exemption from registration is available. The undersigned further acknowledges that because the Securities are not readily transferable, he must bear the economic risk of his investment for an indefinite period of time.

                                                             Page 66 of 81 Pages


        IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.


------------------------------------      --------------------------------------
Signature of Subscriber                   Signature of Co-Subscriber


------------------------------------      --------------------------------------
Name of Subscriber                        Name of Co-Subscriber
  [please print]                            [please print]


------------------------------------      --------------------------------------
Address of Subscriber                     Address of Co-Subscriber


------------------------------------      --------------------------------------
Social Security or Taxpayer               Social Security or Taxpayer
Identification Number of Subscriber         Identification Number of
                                            Co-Subscriber


------------------------------------
Subscriber's Account Number
at Commonwealth Associates


------------------------------------
Dollar Amount of Units Subscribed For

* If Subscriber is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

The undersigned NASD member firm
acknowledges receipt of the notice
required by Rule 3050 of the NASD         Subscription Accepted:
Conduct Rules.

                                          FUTURELINK DISTRIBUTION CORP.


------------------------------------
Name of NASD Member Firm                  By:
                                              ----------------------------------
                                              Name:
                                              Title:
By
   ---------------------------------
   Authorized Officer